UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): March 6, 2009
           -----------------------------------------------------------

                       Secured Digital Storage Corporation
                       -----------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


 New Mexico                           0-9500                   85-0280415
 ----------                           ------                   ----------
(State or other jurisdiction) (Commission File Number)     (I.R.S. Employer
                                                            Identification No.)



           2001 Butterfield Road, Suite 1050, Downers Grove, IL 60515
           ----------------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)

                                 (630) 271-8590
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

       On  January  31,  2009,  Secured  Digital  Storage,   LLC  (the  Company)
refinanced its equipment lease from Hewlett Packard in to a Term Note for $1,216,369 (Term Note) with The Northern Trust Company, a Illinois Banking Corporation. The Term Note has a maturity date of April 30, 2009.

The Term Note has an interest rate equal to the Prime-Based rate, which shall mean the greater of (i) 3% or (ii) The Prime Rate plus 2%. Accrued interest is due at the maturity of the Term Note. In the case of default the Company will pay an additional interest rate of 2% on the unpaid principal or the Term Note.

The Term Note is secured by the Pledge Agreement executed by Mellon Enterprises,
Limited   Partnership,   dated   December   14,   2007  and   payment  has  been
unconditionally guaranteed by Mellon Enterprises Limited Partnership.

Section 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.


On March 7, 2009, Larry Malone resigned as President and Chief Operating Officer and Patrick Gainer resigned as Chief Financial Officer.

On March 12, 2009 Richard Dent resigned as Director of the Company.

On March 6, 2009, Lee Wiskowski was appointed Chief Executive Officer and Douglas Stukel was appointed as Executive Chairman.

The biographical information on the new officers is as follows:

Lee Wiskowski ,  42

Lee Wiskowski is currently a Managing Partner of Momentum Capital LLC, a boutique merchant banking and investment firm. Additionally, Mr. Wiskowski is the current co-CEO and Director of NaeroDynamics, Inc. (NDYN), an emerging software company providing data cleansing and optimization services for telecommunications carriers and enterprise class corporations. He also serves as a director of Secured Digital Storage, Inc. (SDGS), an online digital data storage company, and also a director of Affluence Corporation (AFFU). Mr. Wiskowski was co-CEO of Capital Growth Systems, Inc. (CGSY) from October 2004 to September 2006 and served as Director until May 2008. CGSY a/k/a Global Capacity, Inc. is a telecommunications network optimization company and Virtual Network Operator (VNO)

In 1994, Mr. Wiskowski was the co-founder of Madison Securities and early in 1999 was a co-founder of Advanced Equities, Inc., both NASD licensed broker-dealers focusing on emerging growth companies. During his tenure with these two companies, he had significant responsibility in the companies' raising of capital for private and public placements, primarily for high technology companies. Since September 2003, Mr. Wiskowski has been engaged in the business of providing financial and advisory services to public emerging growth companies through Momentum Capital, LLC, a privately held merchant banking company and advisory firm. As a principle for NaeroDynamics, Inc., Secured Digital Storage Inc., and Affluence Corporation his primary focus is related to the location of potential merger candidates, the negotiation of agreements with those candidates and the provisioning of capital investment and advisory services related to those companies.

Douglas Stukel 39

Mr. Stukel is the Executive Chairman of Secured Digital Storage, Inc. (SDGS).

Mr. Stukel is the Chairman of Affluence Corporation,(AFFU) which is a direct marketing company aggregating the largest organization of the world's most affluent people.

In addition, Mr. Stukel is the Co-CEO and a Board Member of NaeroDynamics,  Inc.
(NDYN), an emerging software company providing data cleansing and optimization services for telecommunications carriers and enterprise customers.

Mr.  Stukel is a former  Director  and Co-CEO of Capital  Growth  Systems,  Inc.
(CGSY) a company operating in the bandwidth connectivity business serving multi-national carriers, system integrators and Fortune 1000 corporations.

Mr. Stukel is also a Managing Partner for Momentum Capital, LLC in Chicago, a boutique merchant banking and investment firm.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS


Exhibit 10.1 - Promissory Note

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: March 13, 2009               Secured Digital Storage Corporation

                                    By: /s/ Lee Wiskowski
                                        -----------------
                                            Lee Wiskowski
                                    Executive Vice President/Director